UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	46-4116523
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Boxlight Corporation
1045 Progress Circle
Lawrenceville, Georgia 30043
Phone: 404-891-1122

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock	The NASDAQ Stock Market LLC
Warrants to Purchase Class A Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-204811

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-204811) as originally filed by the Registrant with the Securities and Exchange Commission on June 9, 2015 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.

Item 2. Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein

Exhibit No.	Exhibit Name
3.1 (1)	Fourth Amended and Restated Articles of Incorporation
3.2 (1)	Bylaws of the Registrant
4.6 (1)	Form of Warrant Agreement, by and between the registrant and VStock Transfer LLC
4.7 (1)	Form of Warrant to Purchase Class A Common Stock

(1) Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2015	BOXLIGHT CORPORATION

	By:	/s/ James Mark Elliott
James Mark Elliott
Chief Executive Officer

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